UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2023
EXAGEN INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39049	20-0434866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1261 Liberty Way
Vista, CA 92081
(Address of principal executive offices) (Zip Code)
(760) 560-1501
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XGN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.
On April 28, 2023, Exagen Inc. (the "Company"), entered into the Third Amendment to Loan and Security Agreement with Innovatus Life Sciences Lending I, LP ("Innovatus") and the other lenders party thereto (the "Third Loan Amendment"), which amended the term loan agreement, dated as of September 7, 2017, by and among the Company, Innovatus, and other lenders party thereto, as amended on each of November 19, 2019 and October 21, 2021 (the "Original Loan Agreement" and, as amended, the “Loan Agreement”). Pursuant to the Third Loan Amendment, the Company prepaid $10.0 million of principal (the “Prepayment”) and amended the Original Loan Agreement by, among other things:
(i)    waiving the Prepayment Fee (as defined in the Loan Agreement) with respect to the Prepayment;
(ii)    revising the interest rate to the sum (the “Basic Rate”) of (a) the greater of The Wall Street Journal prime rate (the “Prime Rate”) or 8.0%, plus (b) 2.0%, of which 1.5% will be payable in-kind and capitalized to the principal amount of the outstanding term loan on a monthly basis until April 1, 2026;
(iii)    extending the interest-only period through March 2026 and the maturity date to December 31, 2026;
(iv)    decreasing the specified levels of revenue, as measured on the last day of each quarter on a rolling twelve-month basis, that the Company must achieve to satisfy the related financial covenants (the "Revenue Covenant") in the Original Loan Agreement;
(v)    removing the obligation to comply with the Revenue Covenant during any fiscal quarter, if the Company maintains a minimum aggregate cash balance equal to fifty percent of the aggregate principal amount of the loan at all times during such quarter;
(vi)    providing the Company with a cure period in the event it breaches certain covenants; and
(vii)    revising the definition of “Permitted Indebtedness” to permit the Company to broaden the limits on the Company’s ability to incur capitalized lease obligations, finance lease obligations, purchase money indebtedness or equipment financings without Innovatus’s prior written consent.
The foregoing description is a summary description of certain terms contained in the Third Loan Amendment and does not purport to be complete, and it is qualified in its entirety by reference to: (i) the copy of the Original Loan Agreement, filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.32 to the Company's Registration Statement on Form S-1 on August 23, 2019, (ii) the copy of the first amendment to the Original Loan Agreement, filed with the SEC as Exhibit 10.36 to the Company’s annual report on Form 10-K on March 25, 2020, (iii) the copy of the second amendment to the Original Loan Agreement, filed with the SEC as Exhibit 10.5 to the Company’s quarterly report on Form 10-Q on November 10, 2021 and (iv) the terms and conditions of the Third Loan Amendment, a copy of which is attached as Exhibit 10.1, to this Current Report on Form 8-K and incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1*	Third Amendment to Loan and Security Agreement dated April 28, 2023, by and among Innovatus Life Sciences Lending I, LP, other lenders and the Company.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
*Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of the omitted schedules will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXAGEN INC.

Date: May 4, 2023	By:	/s/ Kamal Adawi
Kamal Adawi
Chief Financial Officer